UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

Novamerican Steel Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

1050 University Avenue

Norwood, MA 02062

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  781-762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 24, 2008, Novamerican Steel Inc. (the “Company”) agreed to issue an aggregate of 661,619 shares of common stock, par value $0.001 per share (the “Common Stock”), in multiple privately-negotiated exchanges with various holders of an aggregate of 2,348,749 outstanding warrants to purchase Common Stock (the “Warrants”).

Pursuant to Exchange Agreements dated October 24, 2008 between the Company and each of the holders of the Warrants (the “Holders”), each of the Holders agreed to exchange Warrants held by such Holder in exchange for Common Stock at a ratio of one share of Common Stock issued for each 3.55 Warrants surrendered.  The exchange ratio was based upon the consolidated closing bid prices for the Common Stock and the Warrants on October 23, 2008, in accordance with NASDAQ regulations.  The Holders consist of affiliates of one of the Company’s directors.

The issuance of the 661,619 shares of Common Stock to be issued to the Holders will be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, as the exchanges will be between the Company and existing security holders and no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchanges.

The Company may from time to time and at any time, as allowed under its ABL credit facility and its senior secured notes, continue to repurchase its debt or equity securities, for cash, common stock or other securities or a combination thereof, in open market or privately negotiated transactions, opportunistically and on terms that it believes to be favorable.

Item 3.02.  Unregistered Sales of Equity Securities

The Company restates the information contained in Item 1.01, above.

In addition, on October 23, 2008, the Company agreed to issue 59,023 shares of Common Stock in a privately-negotiated exchange with a holder of 206,580 outstanding warrants to purchase Common Stock.  Pursuant to an Exchange Agreement between the Company and such holder of warrants (the “Warrant Holder”) dated October 23, 2008, the Warrant Holder agreed to exchange 206,580 outstanding Warrants for an aggregate of 59,023 shares of Common Stock.  The Warrant Holder is a non-affiliate of the Company.

The issuance of the 59,023 shares of Common Stock to be issued to the Warrant Holder will be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended, as the exchange will be between the Company and an existing security holder and no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchange.

The Company may from time to time and at any time, as allowed under its ABL credit facility and its senior secured notes, continue to repurchase its debt or equity securities, for cash, common stock or other securities or a combination thereof, in open market or privately negotiated transactions, opportunistically and on terms that it believes to be favorable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMERICAN STEEL INC.
Date:	October 28, 2008	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Chief Administrative Officer and General Counsel